SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported)   November 6, 2001


                    Brauvin Real Estate Fund L. P. 4
          (Exact name of registrant as specified in its charter)


          Delaware           0-13402                 36-3304339
      (State or other       (Commission             (IRS Employer
       jurisdiction of      File Number)           Identification
         organization)                                  Number)


30 North LaSalle Street,  Suite 3100,  Chicago, Illinois        60602
        (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code           (312) 759-7660


                           Not Applicable
   (Former name or former address, if changed since last report)



Item 4.        Changes in Registrant's Certifying Accountant

  On November 6, 2001, Brauvin Real Estate Fund L.P. 4 (the "Partnership") dismissed Deloitte & Touche LLP as its independent accountant. Delotte & Touche LLP's report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. The decision to change the Partnership's accountant was made at the recommendation of the General Partners to reduce the costs associated with the audit. In the Partnership's fiscal years ended 1999 and 2000 and the subsequent interim period preceding the dismissal there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which would have caused Deloitte & Touche LLP to make reference to the matter in their report. There were no reportable events as that term is described in Item 304(a)(1)(iv)(B) of Regulation S-B.

  On November 7, 2001, the Partnership engaged Altschuler, Melvoin and Glasser LLP as its independent accountant. The decision to engage Altschuler, Melvoin and Glasser LLP was made following consideration by the General Partners. Neither the Partnership (nor someone on its behalf) consulted Altschuler, Melvoin and Glasser LLP regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Partnership's financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event.



Item 7.        Financial Statements and Exhibits.

(C) Exhibits
  (16) Letter of Deloitte & Touche LLP on changes in certifying accountant.


November 9, 2001

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K dated November 6, 2001 of the following entities:

          Brauvin Real Estate Fund L.P. 4
          Brauvin Real Estate Fund L.P. 5
          Brauvin Income Properties L.P. 6
          Brauvin High Yield Fund L.P.
          Brauvin High Yield Fund L.P. II
          Brauvin Net Lease V, Inc.


Yours truly,

/s/ Deloitte & Touche LLP



                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              BRAUVIN REAL ESTATE FUND L.P. 4


                       By:    Brauvin Ventures, Inc.
                               Its Corporate General Partner


                       By:/s/ Jerome J.  Brault

                              Jerome J. Brault, Chairman of the Board,
                              President and Chief Executive Officer

                       Dated:       November 13, 2001